Exhibit 10.5

Room Rental Agreement

<4F Kita-Shinjuku Kimishima Building>

Lessor: Kimei Kousan Co., Ltd. (hereinafter referred to as “Party A”) and

Lessee: KAIYO JAPAN CO., LTD (hereinafter referred to as “Party B”)

enter into a lease agreement (hereinafter referred to as “this Agreement”) for the leased property as described below.

Two copies of this Agreement are executed as evidence for future reference. Party A, Party B, and the joint guarantor shall sign and affix their seals thereto, with Party A and Party B each retaining one copy.

October 10, 2017

Lessor (Party A) Address

Name

Lessee (Party B) Address

Name

Joint Guarantor Address

Name

Witness License Number

Head Office

Business

Representative

Real Estate Transaction Agent

Transaction Agent

Witness

This document also serves as the written notice required under Article 37 of the Real Estate Transaction Business Act.

Contract Terms

	Items	Guarantee Clause	Summary
①	Leased Property	Article 1	Name	Kita-Shinjuku Kimishima Building
			Location (Residential Address)	4-8-16 Kita-Shinjuku, Shinjuku-ku, Tokyo
			Location (Land Lot Number)	Shinjuku-ku, Kita-Shinjuku 4-chome, Lot 8-6, Lot 8-8, Lot 8-11, Lot 8-29, Lot 8-23, Lot 8-25, Lot 8-27
			Structure	Steel-reinforced concrete and reinforced concrete construction with flat roof, 14 stories above ground with 1 basement level
			Type	Office
			Building Number	8-6-93 Kita-Shinjuku 4-chome
			Contract Area	4th Floor: 165.16m² (49.96 tsubo) Note: The above area is calculated based on wall centers.

②	Purpose of Use / Specific Use	Article 2	Office (export of recycled paper, etc.)
③	Lease Term	Article 3	October 16, 2017 to October 15, 2019 (Renewal Contract Term: 2 years)
④	Renewal Fee	Article 3	One month’s worth of the new rent (plus consumption tax, etc.)
⑤	Rent	Article 4	Monthly Amount: JPY*** (consumption tax and other applicable taxes to be charged separately)
⑥	Common Area Fees	Article 4	Monthly Amount: JPY *** (Consumption tax and other applicable taxes are separate)
⑦	Commencement Date of Rent	Article 4	November 16, 2017
⑧	Common Area Fee Commencement Date	Article 6	October 16, 2017
⑨	Security Deposit	Special Provision	JPY ***(equivalent to 5 months’ rent excluding tax)
⑩	Depreciation	Article 7	One month’s rent at the time of termination (plus consumption tax, etc.)
⑪	Notice Period for Termination (Party A)	Article 17	Party A: Up to 6 months prior to the scheduled termination date
⑫	Notice Period for Termination (B)	Article 17	Party B: Up to 6 months prior to the scheduled termination date
⑬	Notice Period for Refusal to Renew (Party A)	Article 3	Party A: Up to 6 months prior to the expiration date
⑭	Notice period for refusal to renew (Party B)	Article 3	Party B: Up to 6 months prior to the expiration date
⑮	Rent Payment Due Date	Article 5	The last day of each month (if a bank holiday, the preceding business day)
⑯	Transfer Account	Article 5	Mitsubishi UFJ Bank, Okubo Branch Current Account No. 0314245 Account Holder: Kimishima Kousan Co., Ltd.
⑰	Special Agreement	Article 27	1. Regarding Deduction Upon contract termination, the contract amount shall be deducted from the security deposit deposited by Party B with Party A. However, if Party B renews this contract and continues the lease beyond the 16th of the month, Party A shall waive this deduction. 2. Rent Exemption Rent for Party B from October 16, 2017 to November 15, 2017 shall be exempted. However, if Party B terminates this Agreement prematurely during the contract period (excluding any renewed period) due to Party B’s circumstances, or if this Agreement is terminated due to reasons attributable to Party B, Party B shall pay Party A the amount of the exempted rent and the equivalent amount of consumption tax, etc., as liquidated damages. This provision shall not preclude the application of other provisions in this Agreement concerning liquidated damages, compensation for damages, etc. 3. Regarding the Guarantee Entrustment Agreement Upon signing this Agreement, Party B shall enter into a guarantee commission agreement with SF Building Support Co., Ltd. as designated by Party A. Party B shall bear the cost of maintaining this agreement throughout the term of this Agreement (including any renewal period). Below Margin

*	“Consumption tax, etc.” in this Agreement refers to the total of consumption tax and local consumption tax.
*	The applicable tax rate for consumption tax, etc., shall be the rate in effect at the time the Lessor records the revenue.

Contract Provisions

(Leased Property)

Clause 1	Party A leases to Party B the leased property described in Contract Item ① (hereinafter referred to as the “Leased Premises”) under the terms set forth in this Agreement, and Party B accepts and leases it.

(Purpose of Use)

Clause 2	Party B shall use the Leased Premises solely for the purpose and specific uses stated in Contract Term ②.

(Lease Term and Renewal)

Clause 3	The lease term shall be as stated in Contract Term 3.

The date of delivery of the Leased Premises shall be the commencement date of the Lease Term.

2. Party A shall notify Party B in writing of any new refusal to renew by the deadline for refusal notice specified in Contract Term 3.

If either Party gives written notice of refusal to renew to the other Party by the deadline for refusal notice specified in Contract Term 3, this Agreement shall terminate upon the expiration date of the Lease Term.

such notice may not be withdrawn without the written consent of the other party.

3. If neither Party A nor Party B gives notice of refusal to renew as described in the preceding paragraph, the lease term shall be renewed for the period stated in the Contract Terms from the day following the expiration date, and shall continue to be renewed thereafter in the same manner.

The terms and conditions of the renewed lease shall be governed by the provisions of Article 7.

4. In the case of the preceding paragraph and when this Agreement is renewed by operation of law, Party B shall pay Party A the renewal fee in the amount stated in the Contract Terms.

(Rent, Common Expenses, Miscellaneous Fees, and Consumption Tax, etc.)

Clause 4	The rent shall be as stated in the Contract Terms.

The commencement date for rent shall be as stated in the Contract Terms.

2. Common service fees shall be as stated in Item 6 of the Contract Terms.

The commencement date for common area fees shall be as stated in the Contract Terms.

3. Rent, common service fees, etc., for periods less than one month shall be calculated pro rata for the relevant month. Party A shall not issue receipts for the receipt of rent or common service fees.

4. In addition to rent and common area fees, Party B shall bear the following expenses:

(1) Electricity, water, and other utility charges for the leased space (if Party B is the sole tenant on the floor or if the lease stipulates that such charges for common areas are shared proportionally by area among tenants on that floor, then such charges for common areas on that floor shall be separate).

(2) Costs for replacing light bulbs within the leased space.

(3) Other fees, charges, etc. attributable to Party B.

5. All other expenses related to electricity, water, and building usage for common areas, other than those specified in the preceding paragraph, shall be paid by the Lessor.

6. Party B shall pay the consumption tax and local consumption tax (hereinafter referred to as “Consumption Tax, etc.”) applicable to the expenses listed in Paragraphs 1 through 4. Furthermore, if the tax rate for Consumption Tax, etc. changes during the contract period, the new rate shall apply thereafter.

7. Party B shall pay the various expenses listed in each item of Paragraph 4 based on Party A’s request. However, if a direct contract is concluded with a service provider, payment shall be made directly to that service provider.

(Payment Method)

Clause 5	Party B shall pay the rent, common service fees, and the consumption tax, etc. related thereto for the following month by bank transfer to the financial institution account specified by Party A and listed in the Contract Terms by the payment due date stated in the Contract Terms.

However, transfer fees shall be borne by Party B.

(Security Deposit)

Clause 6	Party B shall deposit the amount specified in the Contract Terms as a security deposit with Party A upon execution of this Agreement to secure the performance of Party B’s obligations under this Agreement and any agreements concluded in connection herewith, as well as Party B’s obligations to Party A under Article 8, Paragraphs 1 and 2.

2. Upon termination of this Agreement, if Party B fully vacates the leased premises and the security deposit is applied to Party B’s debts with any surplus remaining, Party A shall return the surplus to Party B within three months from the day following the date of vacating.

3. The security deposit shall bear no interest.

4. During the term of this Agreement, Party B shall not assert any set-off against Party A for any debt owed to Party A against the claim for return of the security deposit.

5. If Party B delays payment of any monetary debt or damages owed to Party A, Party A may apply all or part of the payment to settle such debt without prior demand.

6. If Party A applies the security deposit to settle Party B’s debt under the preceding paragraph, Party B must replenish the shortfall in the security deposit within five days of receiving notice to that effect.

7. Should the rent increase or decrease, the security deposit shall also increase or decrease accordingly. Party A or Party B shall promptly settle the difference based on the ratio of the security deposit to the rent specified in Contract Term 9.

8. Upon termination of this Agreement, if the security deposit is insufficient to discharge all of Party B’s obligations under this Agreement, Party A may designate the order of priority for applying the security deposit to such obligations. For any obligations of Party B that cannot be discharged by the security deposit, Party B shall pay them by the date specified by Party A.

(Revision of Rent and Common Area Fees)

Clause 7	Party A and Party B may, upon renewal of this Agreement, revise the rent and common service fees upon mutual agreement.

2 . Notwithstanding the preceding paragraph, in the event of a significant increase in general prices, a significant increase in the rent of neighboring land and buildings or in public taxes and dues on land and buildings, or other changes in economic conditions, or in the event of remodeling or renovation of the building or leased space, Party A and Party B may revise the rent and common service fees upon mutual agreement.

(Interior Finishes, Fixtures, and Equipment Work)

Clause 8	When Party B intends to perform the following work, etc., Party B shall obtain Party A’s prior written consent and, in principle, shall entrust such work to Party A or a person designated by Party A. All costs incurred for such work shall be borne by Party B. However, if prior written consent from Party A is obtained, Party B may entrust such work to a person designated by Party B.

(1) Addition, new installation, removal, modification, replacement, or other alteration of interior finishes, fixtures, or equipment.

(2) Repairs such as repainting or re-covering ceilings, walls, or floors within the leased space, or repairs necessitated by reasons attributable to Party B.

(3) Creation of company name signs, duplication of keys and security cards.

2. The work described in the preceding paragraph shall be performed during the lease term.

3. Public taxes and dues levied on interior finishes, fixtures, and equipment added or newly installed by Party B shall be borne by Party B, regardless of the addressee or name to which they are addressed.

4. If any matters requiring correction arise regarding the construction work, etc., based on this clause, due to guidance from relevant government authorities, Party B shall promptly correct such matters at its own expense.

(Party B’s Management Responsibility)

Clause 9	Party B shall manage the leased premises at its own responsibility and shall use the premises, including common areas such as the entrance and corridors, with due care.

2. If Party B, its employees, contractors, etc., cause damage to Party A or other tenants through negligence or fault, Party B shall immediately notify Party A thereof and shall compensate the affected party for all damages incurred.

(Compliance with Building Rules)

Clause 10	Party B shall comply with any building rules or other regulations established by Party A, and shall also ensure that Party B’s employees, contractors, etc., comply with them.

2. If the Lessor designates a management company for the management of this building, the Lessee shall comply with the instructions of said management company.

(Prohibited Acts)

Clause 11	Party B shall not engage in any of the acts specified in the following items.

However, this shall not apply if Party B obtains prior written consent from Party A.

(1) Transferring all or part of the leasehold rights to a third party, or using them as collateral.

(2) Subleasing all or part of the leased space to a third party or lending it for use.

(3) Assigning the right to claim the return of the security deposit or similar funds to a third party, or using it as collateral.

(4) Allowing a third party to use all or part of the leased space, allowing a third party to reside within the leased space, or displaying the name of a person other than Party B as the occupant of the leased space, regardless of the reason for the change in name, including but not limited to the transfer of business rights, entrustment of management, or joint management. Third parties shall include subsidiaries and affiliated companies of Party B.

(5) Installing telephone lines, facsimile machines, or similar equipment in the leased space under a name other than Party B’s.

(6) Using or occupying the common areas of this building by placing items or other objects therein.

(7) Using the leased space for purposes other than those specified in Article 2 regarding the purpose of use and specific uses.

(8) Bringing animals into the building or keeping them as pets.

(9) Staying overnight or residing in the leased space.

(10) Bringing in excessively heavy items, highly flammable materials, foul-smelling substances, or other hazardous materials, or engaging in any other acts harmful to the preservation of the building.

(11) Engaging in acts that violate the Building Standards Act, Fire Service Act, or other relevant laws and regulations.

(12) Engaging in any other acts that cause nuisance to the Lessor or other tenants.

(13) Posting signs, posters, or other advertising materials in common areas such as the building entrance, stairwells, or hallways.

(Notice Obligation)

Clause 12	Party B shall notify Party A in writing within 7 days from the date of any change when any of the following items apply:

(1) When there is a change in the name, trade name, address, head office location, room management representative, or representative of Party B or its joint guarantor.

(2) When there is a significant change in Party B’s capital structure.

(Entry)

Clause 13	Party A, or Party A’s agent, employee, or contractor, may enter the leased premises after giving prior notice to Party B when necessary for confirming the purpose of use as specified in Article 2, for building maintenance, or for the management of other buildings.

However, in cases of emergency or other circumstances where prior notice to Party B is impossible, Party A shall promptly report to Party B after the fact.

2. Party B may not refuse Party A’s entry based on the preceding paragraph, except where there are justifiable grounds.

3. Even during the term of this Agreement, persons approved by Party A may enter the leased premises with Party B’s prior consent.

(Termination of Agreement)

Clause 14	Party A may terminate this Agreement immediately without prior notice if Party B falls under any of the following items:

(1) When Party B fails to pay the amount specified in Article 4 for two or more months.

(2) When Party B violates any provision of this Agreement or any agreement concluded in connection with this Agreement.

(3) When Party B is subject to suspension of banking transactions.

(4) When Party B is subject to a petition for provisional seizure, seizure, provisional disposition, compulsory execution, or auction; or when Party B is subject to a petition for bankruptcy, civil rehabilitation, corporate reorganization, special liquidation, or any similar petition; or when Party B files such a petition itself.

(5) When the tenant dissolves, undergoes a corporate split, or is merged into another entity.

(6) When the tenant fails to use the leased space for two months or more without justifiable reason.

(7) When the business license is revoked, operations are suspended, or other administrative sanctions are imposed.

(8) When acts contrary to public order and morals or significant antisocial acts occur.

(9) When Party B experiences significant changes in its assets, creditworthiness, organization, business objectives, or other operations, and Party A determines that continuing this Agreement is no longer feasible.

(10) When Party B engages in fraudulent acts, such as making false statements in this Agreement, the Rental Application Form, etc., to obtain the leased premises.

(11) When it is discovered that the tenant is engaged in

(11) When it is discovered that Party B is engaged in adult entertainment businesses, sex-related businesses, or similar operations.

(Exclusion of Antisocial Forces)

Clause 15	Party A, Party B, and the Joint Guarantor each warrant to the other parties the following matters:

(1) That they are not a person falling under any of the following categories (hereinafter referred to as “Antisocial Forces”).

A. Organized crime groups, members of organized crime groups, quasi-members of organized crime groups, companies associated with organized crime groups (front companies),

(b) Individuals who engage in anti-social activities such as self-styled right-wing thugs, self-styled social movement thugs (pseudo-dowa activists), black journalism, or other anti-social activities, or who have engaged in such activities in the past.

b) Persons who are members (or former members) of organizations that collectively or habitually encourage illegal activities, persons under the influence (or former influence) of such organizations or their members, or persons who have business dealings (or former dealings) with such organizations or their members.

(c) Persons suspected of having committed or currently committing concealment of criminal proceeds or receipt of criminal proceeds as defined under the Act on Punishment of Organized Crimes and Regulation of Criminal Proceeds, etc., and persons who have transacted with such persons.

(c) Persons belonging to organizations that have been subject to disposition under the Act on Regulation of Organizations Committing Indiscriminate Mass Murder, or persons belonging to other organizations of a similar nature

: Persons defined as collection restriction persons under Article 24, Paragraph 3 of the Money Lending Business Act, or persons similar to such persons

Power: Persons who have committed fraud, gambling, illegal bookmaking, prostitution mediation, possession or sale of narcotics and stimulants, or other acts violating enforcement laws and regulations

(d) Persons engaged in other businesses contrary to public order and morals

(2) The applicant’s officers (meaning members executing business, directors, executive officers, or persons equivalent thereto; the same applies in this Article) are not anti-social forces.

Clause 16	(3) Not entering into this Agreement by allowing antisocial forces to use one’s own name, or by acting as an agent or intermediary for them.

(4) Neither the party itself nor any third party acting on its behalf shall engage in the following acts:

(a) Threatening or violent acts against other parties

(b) Acts that obstruct the business of another party or damage their credibility through deceit or coercion

(5) The Party shall not provide money, goods, or other benefits to antisocial forces, nor shall it engage in transactions with antisocial forces. Furthermore, the Party shall not engage in any such acts after the conclusion of this Agreement.

2. If Party A or Party B falls under any of the following items, the other party may terminate this Agreement without any prior notice.

(1) When facts contrary to the affirmation in the preceding paragraph are discovered.

(2) If, after the conclusion of this Agreement, the Party itself or any of its officers becomes an antisocial force.

(3) When signs, emblems, decorations, etc., clearly indicating affiliation with antisocial forces are displayed in the leased space or on the premises.

(4) When the lessee uses the leased space or building, either for themselves or a third party, as an office or other operational base for antisocial forces.

(5) When the tenant repeatedly and continuously allows antisocial forces to enter the leased space or the building.

(5) When the tenant repeatedly and continuously allows antisocial forces to enter and exit the leased space and the building.

(Penalty for Contract Termination)

Clause 17	Party A and Party B may terminate this Agreement as of the scheduled termination date by giving written notice of termination to the other party within the lease period, provided that Party A complies with the notice period specified in the Contract Terms and Party B complies with the notice period specified in Contract Term ⑫.

However, Party B may terminate this Agreement immediately by paying Party A the rent, common service fees, and the corresponding consumption tax, etc., for the period from the notice deadline specified in Clause 12 of the Contract Terms to the scheduled termination date.

2. If Party B terminates this Agreement after its execution but before the commencement of the lease period due to circumstances attributable to Party B, Party B shall pay Party A a penalty equal to the amount corresponding to the period specified in Clause 2 of the Contract Terms for the total of the rent, common service fees, and applicable consumption tax, etc., as set forth in Article 4.

However, this shall not preclude Party A’s right to claim damages from Party B.

3 . A notice of termination under the preceding paragraphs may not be withdrawn or modified without the written consent of the other party.

(Vacating the Leased Space and Restoration to Original Condition)

Clause 18	Upon termination of this Agreement, Party B shall remove all items from the leased premises, remove any interior fixtures, fittings, or equipment installed by Party B, and restore the leased premises to its original condition by repainting walls and ceilings, replacing flooring, etc. (including repairs for normal wear and tear), and shall surrender the leased premises to Party A.

However, Party B shall commission Party A or a party designated by Party A to perform restoration work, and shall bear the costs incurred for such work. Furthermore, if Party A separately establishes restoration work standards, Party B shall comply with them.

2. If Party B fails to vacate the leased premises upon termination of this Agreement, Party B shall compensate Party A for damages equivalent to double the amount of rent and common service fees from the day following termination until the date of complete vacating, plus the corresponding consumption tax, utility fees, and other expenses, as well as any damages incurred by Party A due to the delay in vacating.

3. If any items are left behind when Party B vacates the leased premises, Party A shall deem Party B to have abandoned ownership of such items and may dispose of them at its discretion. In such cases, the costs incurred for disposal shall be borne by Party B, and the date of disposal shall be deemed the date of vacating the leased premises.

4. Upon vacating, Party B may not demand reimbursement for necessary or beneficial expenses incurred by Party B, purchase of interior fittings, fixtures, or equipment, relocation fees, or relocation compensation, regardless of the reason or basis for such demands.

(Termination of Contract)

Clause 19	This Agreement shall automatically terminate if the entire building or any part thereof is destroyed or damaged due to natural disasters, calamities, or other force majeure events, rendering the leased space unusable.

2. In the case described in the preceding paragraph, Party A and Party B shall not claim damages from each other.

(Late Payment Penalty)

Clause 20	If Party B delays payment of any debt under this Agreement, Party A may claim damages from Party B calculated at an annual rate of 14.6% on the delayed amount (calculated on a daily pro-rata basis).

(Exemption from Liability)

Clause 21	Party A shall not be liable for compensating Party B for damages incurred due to earthquakes, wind and water damage, fire, theft, or other causes not attributable to Party A.

2. Party A shall not be liable for compensating Party B for any damages arising from restrictions on the use of all or part of the common areas, the building, or the leased space due to repairs, renovations, or other work performed by Party A for the maintenance and management of the building after the execution of this Agreement.

(Joint Guarantor)

Clause 22	The Joint Guarantor shall be jointly and severally liable with Party B for all obligations Party B incurs to Party A under this Agreement. This shall also apply to any renewed agreement.

2. The Joint Guarantor hereby agrees in advance that even if the terms of this Agreement are changed, they shall continue to bear the liability set forth in the preceding paragraph for any subsequent lease agreements.

3. If Party A determines that a joint guarantor has lost their guaranteed capacity, Party B must immediately appoint another joint guarantor and obtain Party A’s approval.

4. Upon appointing a joint guarantor, or upon appointing a new joint guarantor pursuant to the preceding paragraph, Party B shall submit to Party A a seal registration certificate for the joint guarantor.

(Insurance Coverage)

Clause 23	Party B shall, at its own responsibility and expense, conclude a fire insurance contract with a tenant liability clause before moving into the leased premises and shall maintain this coverage throughout the term of this Agreement.

2. If Party A designates a specific insurance policy, Party B shall enroll in that policy.

3. After concluding the insurance contract, Party B shall promptly submit a copy of the insurance policy to Party A.

(Jurisdiction)

Clause 24	Any litigation arising from this Agreement shall be subject to the exclusive jurisdiction of the District Court having jurisdiction over the location of the Property as the court of first instance.

(Governing Law)

Clause 25	The Japanese text shall be the authentic text of this Agreement, and the laws of Japan shall govern this Agreement.

2. Even if this document is translated into a language other than Japanese, the content of this Agreement shall be interpreted based on the Japanese version of this document.

(Confidentiality Obligation)

Clause 26	Party A, Party B, and the Joint Guarantor shall not disclose to any third party, without justifiable reason, the contents of this Agreement and any related agreements entered into hereunder, or any information about the other party that has come to their knowledge.

However, this shall not apply when Party A (or the building owner if Party A is a sublessor) transfers this building and provides information related to this Agreement to prospective transferees, brokers, attorneys or other professionals, financial institutions, investors, or other relevant parties, provided that such parties are bound by confidentiality obligations.

(Special Provisions)

Clause 27	Party A and Party B agree to the special provisions stated in Contract Item ⑰. In the event of any conflict between the terms of this Agreement and the special provisions, the special provisions shall prevail.

(Matters Not Covered, Ambiguities)

Clause 28	Matters not stipulated in this Agreement or any doubts arising from the interpretation of its provisions shall be resolved through sincere consultation between Party A and Party B based on the Civil Code, the Land and House Lease Act, other relevant laws and regulations, and real estate transaction practices.

End of Provisions

Restoration Work Standards

Party B shall perform the restoration work specified in Article 18, Paragraph 1 based on the following standards.

Work	Item	Specifications
Construction Work	Flooring	① Repair or replacement of damaged OA floor panels, level adjustment, followed by full replacement of tile carpet. ② Replace vinyl baseboards.
	Walls	① Full repainting or, for painted surfaces, repair damaged areas followed by full repainting. ② Replace damaged panels in partition areas (note: color-matched painting required).
	Ceiling	Repair damaged areas and repaint entire surface.
	Doors, Windows, etc.	Repair damaged areas and apply full repainting.
	Glass, etc.	Replace if damaged. Clean interior glass surfaces except as noted above.
	Signage	Remove name engravings. If installed by Party B, remove and repair the surface afterward.
	Locks/Cards	Change the PIN code.
	Other	Demolition and removal of partition walls, fixtures, etc. Construction and inspection of various equipment.
Electrical work	Power Supply Work	Inspection and adjustment of power supply equipment wiring, etc. Removal of power supplies added by Party B.
	Fire Prevention Equipment	Restoration to standard equipment. Removal of equipment added by Party B.
	Lighting Equipment	Restoration to standard equipment. Removal of equipment added by Party B.
	Telephone lines	Removal of lines installed by Party B.
	Communication Equipment	Removal of equipment installed by Party B.
	TV communal antenna	Removal of equipment installed by Party B.
	Mechanical Security	Restoration to standard equipment. If Party B added equipment, removal and subsequent repairs.
	Lighting Fixtures	Repair damaged or soiled areas and clean. Replace if repair is impossible.
Air Conditioning Work	Air Conditioning Equipment	Removal of equipment added by Party B and restoration to standard equipment. Chemical cleaning of indoor and outdoor units.
	Ventilation Equipment	Painting and cleaning of intake and exhaust panels.

Notwithstanding the above restoration items, Party B shall bear the obligation to restore all items damaged due to Party B’s intentional acts or negligence.

Furthermore, if industrial waste or similar items are left behind upon vacating, Party B must bear the disposal costs.

The above

August 20, 2019

Kaiyo Japan CO., Ltd

10-8, Kita-shinjuku 4-chome, Shinjuku-ku, Tokyo

Kimishima Kosan Co., Ltd.

Representative Director, Kunishima Kunigaku

Dear Sir, I would like to congratulate you on your continued prosperity, and thank you very much for your extraordinary support.

By the way, the lease contract of the 4th floor of Kita-Shinjuku Kimishima Building, which we are currently leasing to your company, will be terminated by expiration on October 15, 2019.。

If your company wishes to renew the contract, we would like to renew the contract as per the current contract for rent and other rental conditions. If you wish to update, please fill out the attached “Kita-Shinjuku Kimishima Building 4th Floor Renewal Application Form” in the prescribed column, seal it and submit it by September 15, 2019.

In addition, at the time of renewal, the amount equivalent to one month of the new rent (consumption tax separately) will be charged as a contract renewal fee according to Article 3, Paragraph 4 of the lease contract.

Above, I would like to inform you.

Sincerely

yours

Note

Amended Clause	Current Provision	Amended Provision
Clause 3 Terms	From October 16, 2017 to October 15, 2019	From October 16, 2019 to October 15, 2021
Clause 4 Rent	JPY ***	JPY ***
Clause 4 Service Fee	JPY ***	JPY ***

Matters not specified in this document shall be as per the original contract (dated October 10, 2017).

Above is all

July 15, 2021

Kaiyo Japan CO., LTD

10-8, Kita-shinjuku 4-chome, Shinjuku-ku, Tokyo

Kimishima Kosan Co., Ltd.

Representative Director, Kunishima Kunigaku

☐

Dear Sir, I would like to congratulate you on your continued prosperity, and thank you very much for your extraordinary support.

By the way, the lease agreement of the 4th floor of Kita-Shinjuku Kimishima Building, which we are currently leasing to your company, will be terminated by expiration on October 15, 2021.

If your company wishes to renew the contract, we would like to renew the contract as per the current contract for rent and other rental conditions.

If you wish to update, please fill out the attached “Kita-Shinjuku Kimishima Building 4th Floor Renewal Application Form” in the prescribed column, seal it and submit it by September 15, 2021.

At the time of renewal, the amount equivalent to one month of the new rent according to Article 3, Paragraph 4 of the lease contract (Separate consumption tax) will be charged as a contract renewal fee.

Above, I would like to inform you.

Sincerely

Yours

Note

Amended Clause	Current Provision	Amended Provision
Clause 3 Terms	From October 16, 2019 to October 15, 2021	From October 16, 2021 to October 15, 2023
Clause 4 Rent	JPY ***	JPY ***
Clause 4 Service Fee	JPY ***	JPY ***

Matters not specified in this document shall be as per the original contract (dated October 10, 2017).

Above is all

August 8, 2023

Kaiyo Japan CO., LTD

10-8, Kita-shinjuku 4-chome, Shinjuku-ku, Tokyo

Kimishima Kosan Co., Ltd.

Representative Director, Kunishima Kunigaku

Dear Sir, I would like to congratulate you on your continued prosperity, and thank you very much for your extraordinary support.

By the way, the lease agreement of the 4th floor of Kita-Shinjuku Kimishima Building, which we are currently leasing to your company, will be terminated by expiration on October 15, 2023.

If your company wishes to renew the contract, we would like to renew the contract as per the current contract for rent and other rental conditions.

If you wish to update, please fill out the attached “Kita-Shinjuku Kimishima Building 4th Floor Renewal Application Form” in the prescribed column, seal it and submit it by September 15, 2023.

At the time of renewal, the amount equivalent to one month of the new rent according to Article 3, Paragraph 4 of the lease contract (Separate consumption tax) will be charged as a contract renewal fee.

Above, I would like to inform you.

Sincerely

Yours

Note

Amended Clause	Current Provision	Amended Provision
Clause 3 Terms	From October 16, 2021 to October 15, 2023	From October 16, 2023 to October 15, 2025
Clause 4 Rent	JPY ***	JPY ***
Clause 4 Service Fee	JPY ***	JPY ***

Matters not specified in this document shall be as per the original contract (dated October 10, 2017).

Above is all